Exhibit 10.5
FORM OF
AUTONATION, INC.
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of                           (the “Date of Grant”), by and between AUTONATION, INC., a Delaware corporation (together with its subsidiaries and affiliates, the “Company”), and the designated Company associate (“Grantee”) who accepts the award of Restricted Stock (as defined in Section 2 below) made hereby, and agrees to be bound by this Agreement, through Merrill Lynch’s Benefits OnLine System (the “BOL System”). If Grantee does not accept this award on the BOL System by                           (the “Acceptance Deadline”), the Restricted Stock shall be immediately forfeited and surrendered to the Company, and such Restricted Stock shall cease to remain outstanding.
RECITALS
     A. The Company has established the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “Plan”) in order to provide incentive to valued employees of the Company; and
     B. The Executive Compensation Subcommittee of the Board of Directors (the “Board”) of the Company has approved the grant to the Grantee of Restricted Stock on the terms and conditions set forth in this Agreement.
TERMS OF AGREEMENT
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Definitions. Schedule 1 sets forth a Glossary of terms that are used herein. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Glossary or the Plan.
     2. Award of Restricted Stock Pursuant to Plan. Subject to the terms and conditions, including the restrictions and risk of forfeiture, set forth herein and in the Plan, Grantee is hereby granted under the Plan an award (“Award”) of the number of shares of common stock, $0.01 par value, of the Company (the “Shares” or “Restricted Stock”) set forth for Grantee on the BOL System under the Grant Information tab (for the Date of Grant).
     3. Certificate. Reasonably promptly after Grantee accepts the Award, the Company, in its sole discretion, shall either (i) issue a stock certificate, registered in the name of the Grantee evidencing the Shares and bearing an appropriate legend specifying that such Shares are not transferable and are subject to the provisions of the Plan and this Agreement, or (ii) establish and maintain, or cause a representative to establish and maintain, an account to record the Shares until such Shares become vested or are forfeited.

     4. Withholding of Shares for Taxes. The Company shall withhold an amount equal to the federal, state and/or local taxes due at the time the Grantee has taxable income in respect of the Shares (or, if the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with the Award, on or about the Date of Grant). Unless otherwise determined by the Company, such withholding shall be satisfied by the Company withholding Shares having a fair market value (as determined by the Company) equal to the amount of tax required to be withheld. The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability of the Grantee that may arise as a result of the transactions contemplated by this Agreement.
     5. Rights of Ownership and Restrictions on Transfer. Unless and until the Shares are forfeited, notwithstanding the restrictions and risk of forfeiture set forth herein and in the Plan, the Grantee shall have the right to vote the Shares and, provided Grantee has accepted the Award by the Acceptance Deadline, to receive dividends on the Shares. The Shares granted hereby shall not be transferable until vesting as set forth in Paragraph 6 below, except by will or the laws of descent and distribution.
     6. Vesting. Except as otherwise provided herein or in the Plan, the Shares shall become nonforfeitable and fully transferable (shall “vest”) in four equal annual installments, 25% on June 1,                     , 25% on June 1,                     , 25% on June 1,                     , and 25% on June 1,                       (the “Vesting Dates”), subject to the Grantee remaining continuously employed with the Company on such dates.
     7. Forfeiture of Unvested Stock on Termination of Employment. Except as otherwise provided herein or in the Plan, upon the termination of employment of the Grantee with the Company for any reason, all outstanding unvested Shares held by the Grantee at the time of such termination shall be immediately forfeited and surrendered to the Company, and any stock certificates issued with respect to such unvested Shares shall be cancelled and such unvested Shares shall cease to remain outstanding.
     8. Vesting on Death or Disability. Notwithstanding anything in Paragraph 7 to the contrary, if a Grantee’s termination of employment is by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Grantee, all Shares held by the Grantee at the time of such termination shall become immediately vested as provided in Section 13 of the Plan.
     9. Vesting on Change in Control. In the event of a Change in Control (as defined in Section 10(e) of the Plan), all Shares held by the Grantee at the time of such Change in Control shall become immediately vested as provided in Section 10(e) of the Plan, except as otherwise provided in this Paragraph 9. The Grantee agrees that, notwithstanding anything herein to the contrary or the terms of the Plan or any other Company plan and so long as the terms and conditions set forth in the Consents are applicable (or such terms and conditions have been waived, modified or eliminated with the approval of the Board), neither (A) the acquisition by ESL of either (x) direct or indirect beneficial ownership of 50% or more of the Common Stock or (y) direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of the Company nor (B) ESL having the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board, shall constitute a Change in Control with respect to the Shares granted pursuant to this Agreement or constitute a “change in control” with respect to any other restricted shares of common stock or stock options of the Company held by Grantee as of the date hereof or granted to Grantee in the future under the Plan or any other Company plan; provided, however, that the following events shall constitute a Change in Control for purposes of this Agreement and constitute a “change in control” with respect to any other restricted shares of common stock or stock options of the Company held by Grantee as of the date hereof or granted to Grantee in the future under the Plan or any other Company plan: (i) a transaction in which the Company is acquired by or merges, consolidates or combines with, or is merged, consolidated or combined with, ESL or any entity controlled by ESL; or (ii) a “Rule 13e-3 transaction” with ESL, as such term is defined in Rule 13e-3 of the Securities Exchange Act of 1934.
     10. Termination of Restricted Stock if Employment is Terminated Due to a Change in Ownership of Subsidiary or Affiliate or Spin-Off. For the purpose of clarification, if Grantee ceases to be an employee of the Company or any Subsidiary or Affiliate of the Company following a Change in Ownership or Spin-Off of the Subsidiary, Affiliate or business unit by which Grantee is employed (whether because of the termination of employment of Grantee or because the corporation or other entity by which Grantee was employed ceases to be a Subsidiary or Affiliate of the Company or otherwise), then all outstanding unvested Shares held by the Grantee at the time of such termination shall be immediately forfeited and surrendered to the Company, and any stock certificates issued with respect to such unvested Shares shall be cancelled and such unvested Shares shall cease to remain outstanding.
     11. Retirement. Upon the Grantee attaining age 55 and completion of 6 years of service with the Company or a Subsidiary or an Affiliate as set forth in Section 13 of the Plan (“Retirement Eligibility”) or if the Grantee has attained Retirement Eligibility as of the Date of Grant, all Shares granted hereunder to the Grantee shall become immediately vested (and, accordingly, shall become subject to share withholding under Paragraph 4 of this Agreement), although such Shares (except for Shares to be withheld in accordance with Paragraph 4) shall remain nontransferable until the earliest of (a) the Grantee’s termination of employment, (b) the Vesting Date on which such Shares would otherwise have become vested, or (c) the occurrence of any event that would have caused acceleration of vesting under the terms of the Plan or this Agreement. For the purpose of clarification, in the event the Grantee has attained Retirement Eligibility, the vesting schedule set forth in Paragraph 6 shall apply to the number of Shares remaining after Company withholding in accordance with Paragraph 4. Notwithstanding the foregoing, for the purpose of clarification, upon a termination of the Grantee’s employment by the Company for Cause after Retirement Eligibility and prior to the earlier of the Vesting Date on which such Shares would otherwise have become vested or the occurrence of any event that would have caused acceleration of vesting under the terms of the Plan or this Agreement, the Shares that have not yet become transferable pursuant to this Paragraph shall be forfeited and surrendered to the Company, and any stock certificates issued with respect to such Shares shall be cancelled and such Shares shall cease to remain outstanding.
     12. Grantee Bound by Terms of Plan. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms, conditions and provisions thereof.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of the Grantee and the Company shall be instituted only in the State or federal courts located in Broward County in the State of Florida, and each party waives any objection that such party may now or hereafter have to such venue or jurisdiction in any action, suit or proceeding brought in any State or federal court located in Broward County, Florida. The Grantee affirms that he or she has sufficient contact with Florida such that Grantee would reasonably anticipate being hailed into said courts in Florida regarding this Agreement or any other contract or issues arising between the parties hereto. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Grantee if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to Grantee at the address set forth in the Company’s records, or shall be effective against the Company if given in accordance with Paragraph 16 hereof.
     14. No Right to Continued Employment. Nothing contained in this Agreement shall confer on Grantee the right to continue in the employment of the Company or otherwise shall impede the Company’s ability to terminate Grantee’s employment.
     15. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     16. Notices. All notices, requests, demands, claims and other communications by Grantee with respect to this award of Restricted Stock shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following address (or to such other addresses or telecopy numbers which the Company shall designate in writing to the Grantee from time to time):

AutoNation, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301 Attention: Compensation and Equity Analyst Telecopy: (954) 769-3852

with a copy to:	AutoNation, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301 Attention: General Counsel Telecopy: (954) 769-6340
     17. Binding Effect. This Agreement shall not constitute a binding obligation of the Company or the Grantee unless it is accepted by the Grantee on the BOL System by                     . Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to Grantee’s heirs, legatees, distributees and personal representatives. No handmarked or interlineated modifications shall constitute a part of this Agreement.
     18. Conflict with Terms of the Plan. In the event that any provision of this Agreement conflicts with any provision of the Plan and cannot reasonably be interpreted to be a clarification of such provision of the Plan or an exercise of the authority granted to the Plan’s administrator pursuant to the Plan, the provision of the Plan shall govern and be controlling. For the purpose of clarification, Paragraphs 9, 10 and 11 hereof shall govern notwithstanding any contrary provisions of the Plan.
     19. Integration. Except for the provisions relating to restricted stock contained in that certain Restrictive Covenants and Confidentiality Agreement of even date herewith by and between the Company and Grantee, this Agreement supersedes all prior agreements and understandings between the Company and the Grantee relating to the grant of the Restricted Stock, whether oral or otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

By:	AUTONATION, INC.	GRANTEE:

Name: Title:
By accepting the Award on the BOL System, Grantee agrees to be bound by the terms of this Restricted Stock Agreement and agrees that the Shares are subject to the terms and conditions set forth herein.

RESTRICTED STOCK AGREEMENT
SCHEDULE 1
GLOSSARY
The terms below shall have the following meanings when used throughout the Agreement. Capitalized terms that are used but not defined in the Agreement or this Glossary shall have the meanings given to them in the Plan.
     “Affiliate” shall mean a Subsidiary or any other entity of which on the relevant date at least a majority of the Voting Securities are at the time owned directly or indirectly by the Company or any Subsidiary.
     “Cause” shall have the meaning given to it in the Plan.
     “Change in Ownership” A Change in Ownership shall be deemed to have occurred with respect to a Grantee if (i) as a result of a merger, consolidation, reorganization, business combination, sale, exchange or other disposition of Voting Securities or other transaction, the corporation or other entity by which Grantee is employed ceases to be a Subsidiary or Affiliate of the Company and, immediately after such transaction, the persons who were stockholders of the Company immediately before such transaction do not own at least a majority of the Voting Securities of such corporation or other entity, or (ii) there is a sale or other disposition of all or substantially all of the assets of the trade, business, corporation or other entity by which Grantee is employed and, immediately after such transaction, the Company or the persons who were stockholders of the Company immediately before such transaction do not own at least a majority of the Voting Securities of a corporation or other entity that acquires such assets or engages in such trade or business. Notwithstanding the foregoing, a Change in Ownership shall not include a Change in Control (as defined in the Plan) of the Company.
     “Consents” shall mean the Honda Consent and the Toyota Consent, collectively.
     “ESL” shall mean ESL Investments, Inc. and any person, entity or group that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, ESL Investments, Inc. (for the avoidance of doubt, other than the Company and its subsidiaries).
     “Honda Consent” shall mean that certain letter agreement, dated as of January 28, 2009, among American Honda Motor Co., Inc., the Company and the ESL Parties (as defined in the Honda Consent).
     “Spin-Off” A Spin-Off shall be deemed to have occurred with respect to a Grantee if the corporation or other entity by which Grantee was employed, or the entity that succeeds to the business unit or trade by which Grantee was employed, is not a Subsidiary or Affiliate of the Company following a pro rata distribution or dividend of its capital stock to the persons who were stockholders of the Company immediately before such transaction and, immediately after such transaction, such corporation or other entity has a class of Voting Securities that is traded publicly on a national securities exchange.
     “Subsidiary” shall have the meaning given to it in Section 424(f) of the Internal Revenue Code of 1986, as amended.
     “Toyota Consent” shall mean that certain letter agreement, dated as of January 28, 2009, among Toyota Motor Sales, U.S.A., Inc., the Company and ESL.
     “Voting Securities” shall mean securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions.